As filed with the Securities and Exchange Commission on March 29, 2010
File No.  000-34597

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 1
TO
Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF
THE SECURITIES EXCHANGE ACT OF 1934
 _________________

Purpose Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)
_________________

Georgia (State or other jurisdiction of incorporation or organization)	27-1421814 (I.R.S. Employer Identification No.)

Six Concourse Parkway, Suite 300
Atlanta, Georgia 30328
(678) 593-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered	Name of Each Exchange on Which Such Class will be Registered
Common Stock, no par value	NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

PURPOSE FINANCIAL HOLDINGS, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
AND INCORPORATED BY REFERENCE INTO FORM 10

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.  Business.

The information required by this item is contained under the sections “Our Business,” “Risk Factors,” “The Spin-Off,” “Our Relationship with CompuCredit after the Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find More Information” and “Index to Financial Statements” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 1A.  Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2.  Financial Information.

The information required by this item is contained under sections “Our Business,” “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 3.  Properties.

The information required by this item is contained under the section “Our Business—Properties” of the information statement. That section is incorporated herein by reference.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5.  Directors and Executive Officers.

The information required by this item is contained under the section “Management—Directors and Executive Officers” of the information statement. That section is incorporated herein by reference.

Item 6.  Executive Compensation.

The information required by this item is contained under the sections “Compensation of Executive Officers” and “Compensation of Directors” of the information statement. Those sections are incorporated herein by reference.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Our Relationship with CompuCredit after the Spin-Off,” “Capitalization,” “Management—Director Independence” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8.  Legal Proceedings.

The information required by this item is contained under the section “Our Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Our Business,” “The Spin-Off,” “Dividend Policy” and “Description of Our Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.  Recent Sales of Unregistered Securities.

On December 4, 2009, the registrant issued 1,000 shares of its common stock to CompuCredit Holdings Corporation for an aggregate consideration of $1,000 paid to the registrant by CompuCredit Holdings Corporation. That issuance was not registered under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of such Act.

Item 11.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Our Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.  Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification and Limitation of Liability of Directors and Officers” of the information statement. That section is incorporated herein by reference.

Item 13.  Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Our Business,” “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” (and the statements referenced therein) beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b) Exhibits
The following documents are furnished as exhibits hereto:
Number	Description
2.1*	Form of Separation and Distribution Agreement
2.2
Share Purchase Agreement, dated April 13, 2007, by and among Purpose UK Holdings Limited, MEM Capital Limited, the Shareholders and Option Holders of MEM Capital Limited, John Alan Coughtrie and Harvinderpal Singh Hungin

2.3
Deed of Variation of Sale and Purchase Agreement relating to MEM Capital Limited, dated April 13, 2007, by and among Purpose UK Holdings Limited, MEM Capital Limited, the Shareholders and Option Holders of MEM Capital Limited, John Alan Coughtrie and Harvinderpal Singh Hungin

2.4	Shareholders Agreement relating to MEM Holdings Limited, dated January 26, 2009, by and among Purpose UK Holdings Limited, MEM Holdings Limited, Iain McKenzie and Other Shareholders Party Thereto
2.5	Shareholders Amendment Deed, dated March 11, 2010, by and among Purpose UK Holdings Limited, MEM Holdings Limited, Iain McKenzie and other Shareholders Party Thereto
3.1*	Articles of Incorporation of Purpose Financial Holdings, Inc.
3.2*	Bylaws of Purpose Financial Holdings, Inc.
4.1*	Specimen Common Stock Certificate of Purpose Financial Holdings, Inc.
10.1*	Form of Transition Services Agreement
10.2*	Form of Services Agreement
10.3*	Form of Employee Matters Agreement
10.4*	Form of Tax Sharing Agreement
10.5*	Form of Sublease Agreement
10.6*	2010 Equity Incentive Plan
10.7*	Form of Restricted Stock Agreement—Directors
10.8*	Form of Restricted Stock Agreement—Employees
10.9*	Form of Stock Option Agreement—Directors
10.10*	Form of Stock Option Agreement—Employees
10.11*	Form of Restricted Stock Unit Agreement—Directors
10.12*	Form of Restricted Stock Unit Agreement—Employees
10.13	Form of Employment Agreement with J.Paul Whitehead, III
21.1*	Subsidiaries of Purpose Financial Holdings, Inc.
99.1	Preliminary Information Statement of Purpose Financial Holdings, Inc. dated March 29, 2010

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 29, 2010                                                                           PURPOSE FINANCIAL HOLDINGS, INC.

By:          /s/ J.Paul Whitehead, III
Name:  J.Paul Whitehead, III
Title:    Chief Financial Officer

Index to Exhibits
Number	Description
2.1*	Form of Separation and Distribution Agreement
2.2
Share Purchase Agreement, dated April 13, 2007, by and among Purpose UK Holdings Limited, MEM Capital Limited, the Shareholders and Option Holders of MEM Capital Limited, John Alan Coughtrie and Harvinderpal Singh Hungin

2.3
Deed of Variation of Sale and Purchase Agreement relating to MEM Capital Limited, dated April 13, 2007, by and among Purpose UK Holdings Limited, MEM Capital Limited, the Shareholders and Option Holders of MEM Capital Limited, John Alan Coughtrie and Harvinderpal Singh Hungin

2.4	Shareholders Agreement relating to MEM Holdings Limited, dated January 26, 2009, by and among Purpose UK Holdings Limited, MEM Holdings Limited, Iain McKenzie and Other Shareholders Party Thereto
2.5	Shareholders Amendment Deed, dated March 11, 2010, by and among Purpose UK Holdings Limited, MEM Holdings Limited, Iain McKenzie and other Shareholders Party Thereto
3.1*	Articles of Incorporation of Purpose Financial Holdings, Inc.
3.2*	Bylaws of Purpose Financial Holdings, Inc.
4.1*	Specimen Common Stock Certificate of Purpose Financial Holdings, Inc.
10.1*	Form of Transition Services Agreement
10.2*	Form of Services Agreement
10.3*	Form of Employee Matters Agreement
10.4*	Form of Tax Sharing Agreement
10.5*	Form of Sublease Agreement
10.6*	2010 Equity Incentive Plan
10.7*	Form of Restricted Stock Agreement—Directors
10.8*	Form of Restricted Stock Agreement—Employees
10.9*	Form of Stock Option Agreement—Directors
10.10*	Form of Stock Option Agreement—Employees
10.11*	Form of Restricted Stock Unit Agreement—Directors
10.12*	Form of Restricted Stock Unit Agreement—Employees
10.13	Form of Employment Agreement with J.Paul Whitehead, III
21.1*	Subsidiaries of Purpose Financial Holdings, Inc.
99.1	Preliminary Information Statement of Purpose Financial Holdings, Inc. dated March 29, 2010

*	To be filed by amendment.